Exhibit 99.1

News Release

Contact:

Investors	Media
Kris Dickson	Mike McCoy
(404) 827-6714	(404) 588-7230

For Immediate Release

January 21, 2011

SunTrust Reports Fourth Quarter 2010 Results

Earnings of $0.23 per Share Driven by Solid Revenues and

Continued Improvement in Credit Quality

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) announced today that solid revenues and further improvement in credit quality resulted in net income available to common shareholders of $114 million, or $0.23 per average common share, for the fourth quarter of 2010. This result compares favorably to a net loss of $248 million, or $0.64 per average common share, for the fourth quarter of 2009 and to earnings of $84 million, or $0.17 per common share, for the third quarter of 2010. For the year, SunTrust earned $189 million in net income before preferred dividends and reported a net loss to common shareholders of $0.18 per share, a significant improvement from the net loss per share of $3.98 reported for 2009.

“Our focus on serving our clients and managing our core businesses continues to drive better bottom line results at SunTrust,” said James M. Wells III, chairman and chief executive officer of SunTrust Banks, Inc. “We are pleased with the diversity of our revenue sources and the continued improvement in our credit quality. The Company continues to take advantage of opportunities in our markets and is well-positioned to benefit from a recovering economy.”

Fourth Quarter 2010 Financial Highlights

•	Net income available to common shareholders was $0.23 per share, compared to earnings per share of $0.17 in the prior quarter and a loss of $0.64 per share in the fourth quarter of 2009.

•	Net income before preferred dividends increased to $185 million, up $32 million from the third quarter.

•

Total revenue was stable relative to the solid results reported in the third quarter. Net interest income increased primarily due to lower funding costs. Noninterest income declined modestly as higher market-sensitive revenue was offset by lower mortgage-related revenue.

•	The net interest margin expanded to 3.44%, the seventh consecutive quarterly increase, and net interest income increased 7% from the fourth quarter of 2009.

•	Noninterest expense increased compared to the prior quarter due largely to continued investments in people, technology, and marketing, as well as higher earnings-related compensation.

•	Credit quality continued to improve with net charge-offs, nonperforming assets, and early stage delinquencies all declining.

•

Provision for credit losses declined due to lower net charge-offs and the impacts that improved credit quality had on the allowance for loan losses. The allowance for loan losses was $3.0 billion, or 2.58% of total loans, down 11 basis points from the prior quarter.

•	Average loans increased modestly over the prior quarter, as commercial and consumer loan growth more than offset the continued reduction in the higher-risk construction portfolio.

•	Average customer deposits grew, and the favorable deposit mix trends continued; lower-cost deposits increased, while higher-cost time deposits declined.

•

Capital ratios remained healthy and well above the recent Basel III guidance, with the estimated Tier 1 common equity ratio at 8.1%, the Tier 1 capital ratio at 13.7%, and the Tier 1 capital ratio excluding the TARP preferred stock at 10.0%.

	4th Quarter 2010	3rd Quarter 2010	4th Quarter 2009	Full Year 2010	Full Year 2009
Income Statement
(Presented on a fully taxable equivalent basis) (Dollars in millions, except per share data)

Net income/(loss)	$185	$153	$(248)	$189	$(1,564)
Net income/(loss) available to common shareholders	114	84	(316)	(87)	(1,733)
Net income/(loss) per average common diluted share	0.23	0.17	(0.64)	(0.18)	(3.98)
Total revenue – FTE	2,326	2,313	1,949	8,699	8,299
Total revenue – FTE, excluding net securities gains/losses	2,262	2,244	1,876	8,508	8,201
Net interest income – FTE	1,294	1,266	1,207	4,970	4,589
Provision for credit losses	512	615	974	2,651	4,064
Noninterest income	1,032	1,047	742	3,729	3,710
Noninterest expense	1,548	1,499	1,453	5,911	6,562
Net interest margin – FTE	3.44%	3.41%	3.27%	3.38%	3.04%

Balance Sheet
(Dollars in billions)
Average loans	$114.9	$113.3	$115.0	$113.9	$121.0
Average consumer and commercial deposits	119.7	117.2	117.0	117.1	113.2

Capital
Tier 1 capital ratio (1)	13.65%	13.58%	12.96%
Tier 1 common equity ratio (1)	8.08%	8.02%	7.67%
Total average shareholders’ equity to total average assets	13.49%	13.42%	12.86%	13.25%	12.70%

Asset Quality
Net charge-offs to average loans (annualized)	2.14%	2.42%	2.83%	2.51%	2.67%
Allowance for loan losses to period end loans	2.58%	2.69%	2.76%
Nonperforming loans to total loans	3.54%	3.80%	4.75%

(1)	Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

Consolidated Financial Performance

(Presented on a fully taxable-equivalent basis unless otherwise noted)

Revenue

Total revenue of $2.3 billion for the fourth quarter of 2010 was essentially flat on a sequential quarter basis as higher net interest income was partially offset by a slight decline in noninterest income. Declines in mortgage-related income were largely offset by higher trading income, primarily due to more favorable mark-to-market impacts. Compared to the fourth quarter of 2009, total revenue increased 19% on higher net interest income and noninterest income, particularly mortgage and capital markets-related income. The current quarter included net gains of $64 million from the sale of securities, compared to net gains of $69 million and $73 million in the prior quarter and the fourth quarter of 2009, respectively.

For the year ended December 31, 2010, total revenue was $8.7 billion, an increase of $400 million, or 5%, from 2009, which was substantially attributable to higher net interest income. Noninterest income was essentially flat, as declines in mortgage production income and service charges on deposits were offset by an increase in trading income due to lower mark-to-market losses, net of hedges, on the Company’s debt carried at fair value. The current year included net gains of $191 million from the sale of securities, compared to net gains of $210 million in 2009 related to the sale of securities and Visa shares.

Net Interest Income

For the fourth quarter of 2010, net interest income was $1.3 billion, an increase of 2% on a sequential quarter basis and up 7% compared to the fourth quarter of 2009. Net interest income growth over the third quarter was attributable to lower rates paid on deposits and borrowed funds, as well as the continued shift in the deposit mix toward lower-cost accounts. Relative to the fourth quarter of 2009, these same factors drove the growth, together with a significant reduction in higher-cost time deposits and longer-term debt balances.

Net interest margin for the fourth quarter of 2010 was 3.44%, an increase of 3 basis points on a sequential quarter basis. Compared to the fourth quarter of 2009, net interest margin increased 17 basis points, primarily driven by a 38 basis point decline in rates paid on interest-bearing liabilities, which more than offset a 17 basis point decline in earning asset yields.

For the year ended December 31, 2010, net interest income was $5.0 billion, an increase of 8% compared to 2009. Net interest margin was 3.38%, up 34 basis points over 2009. The same factors that drove the quarterly year-over-year increases contributed to the full-year net interest income and margin growth.

Noninterest Income

Total noninterest income was $1.0 billion in the fourth quarter of 2010, down $15 million, or 1%, on a sequential quarter basis. The decline in mortgage-related income and service charges on deposit accounts was partially offset by more favorable mark-to-market valuation impacts included in trading account profits and commissions. Compared to the fourth quarter of 2009, noninterest income increased $290 million, or 39%, primarily due to higher capital markets and mortgage-related income, as well as higher mark-to-market valuation impacts, partially offset by lower service charges. Gains on the sale of securities associated with the repositioning of the investment portfolio were $64 million, $69 million, and $73 million in the fourth and third quarters of 2010 and the fourth quarter of 2009, respectively.

Mortgage servicing income declined $64 million compared to the third quarter, due to a reduction in net hedge performance and the negative impact that higher prepayments had on the fair value of the mortgage servicing rights. Compared to the fourth quarter of 2009, mortgage servicing income increased

$21 million due to higher net hedge performance. The mortgage servicing portfolio was $167.2 billion as of December 31, 2010, down from $178.9 billion at December 31, 2009.

Mortgage production income declined $92 million from the third quarter, due to lower mortgage production volume and reduced margins. The provision for mortgage repurchase losses was $85 million in the current quarter, down $10 million from the third quarter. Compared to the fourth quarter of 2009, mortgage production related income increased $109 million primarily due to a $136 million decline in the provision for mortgage repurchase losses. As of December 31, 2010, mortgage repurchase reserves totaled $265 million.

Trading account profits and commissions increased $115 million on a sequential quarter basis. The largest driver was a $64 million mark-to-market differential, net of hedges, on the Company’s index-linked certificates of deposit carried at fair value; a $5 million gain was recognized on this item in the fourth quarter compared to a $59 million loss in the third quarter. Additionally, a $16 million mark-to-market valuation gain, net of hedges, was recognized in the current quarter on the Company’s public debt carried at fair value, compared to a valuation loss of $22 million in the prior quarter. Compared to the fourth quarter of 2009, trading account profits and commissions increased $124 million. This was largely driven by a $54 million increase, net of hedges, from the prior year in mark-to-market valuation gains on the Company’s public debt carried at fair value. An approximate $30 million of the increase was due to lower valuation losses on previously securitized and sold loans, and the net impact of gains on the sale of, and improved market valuations on, assets carried at fair value.

Consumer and commercial fee-based income in the fourth quarter of 2010 were essentially flat compared to the prior quarter and fourth quarter of 2009, as strong investment banking income and card fees were offset by lower service charges on deposits as a result of recently enacted regulations. Other income in the fourth quarter of 2010 included a $13 million gain recognized upon the previously-announced sale of the Company’s money market mutual fund business.

For the year ended December 31, 2010, noninterest income was essentially flat compared to 2009. Trading account profits and commissions increased as a result of reduced valuation losses, net of hedges, on the Company’s public debt carried at fair value. This was offset by lower mortgage-related income and service charges on deposit accounts.

Noninterest Expense

For the fourth quarter of 2010, noninterest expense was $1.5 billion, an increase of $49 million, or 3%, on a sequential quarter basis, and an increase of $95 million, or 7%, over the fourth quarter of 2009. The expense increase relative to both periods was primarily due to investments that are expected to enhance future revenue generation capabilities. Employee compensation and benefits increased $29 million from the sequential quarter and $44 million from the fourth quarter of 2009. This increase was driven by higher salaries, mostly due to additional full-time equivalent employees – which increased by 458 and 1,055 over the sequential quarter and the fourth quarter of 2009, respectively – primarily in the mortgage, technology, and client support areas. Additionally, higher incentive compensation related to improved financial performance in certain business lines contributed to the increase. Outside processing and software expense increased $17 million compared to the third quarter and $25 million over the prior year quarter due to increased expenses associated with client acquisition and risk management technology projects and higher transaction volumes. Marketing and customer development expenses increased $13 million, or 30%, on a sequential quarter basis, and $8 million, or 17%, compared to the fourth quarter of 2009. Credit-related costs were $189 million in the fourth quarter of 2010, up $8 million compared to the third quarter and $15 million higher than the fourth quarter of 2009, driven by higher other real estate losses. The current quarter included $4 million in net losses on the extinguishment of debt compared to $12 million in the third quarter and $23 million in the fourth quarter of 2009.

Total noninterest expense was $5.9 billion in 2010, a decrease of $651 million, or 10%, compared to 2009, which included a $751 million non-cash goodwill impairment charge recognized in the first quarter of 2009. Personnel-related expenses increased $21 million, or 1%, due to increased full time-equivalent employees partially offset by lower pension cost. Outside processing and software expenses increased $59 million, or 10%, related to technology investments made to enhance the client experience, as well as increased transaction volumes. Marketing and customer development expenses increased $25 million, or 16%, due to increased advertising and other expenses aimed at driving deposit growth. FDIC insurance premiums declined $37 million, primarily due to the special assessment paid in 2009. Credit-related costs were down $28 million as higher other real estate losses were offset by lower mortgage reinsurance losses. Debt extinguishment costs increased $31 million over 2009.

Income Taxes

For the fourth quarter of 2010, the Company recorded a provision for income taxes of $45 million compared to a benefit of $263 million in the fourth quarter of 2009. The effective tax rate for the fourth quarter of 2010 was 19.7%. For the year, the Company recognized a benefit for income taxes of $185 million compared to a benefit of $898 million in 2009.

U.S. Treasury Preferred Dividends

For the fourth quarter and full years of 2010 and 2009, the Company recorded $67 million, $267 million, and $266 million, respectively, in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program. The 5.5% effective yield reflects the 5.0% dividend rate and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of December 31, 2010, SunTrust had total assets of $172.9 billion and shareholders’ equity of $23.1 billion, representing 13.4% of total assets. Book and tangible book value per common share were $36.34 and $23.76, respectively, as of December 31, 2010.

Loans

Average loans for the fourth quarter of 2010 were $114.9 billion, up $1.6 billion, or 1%, compared to the third quarter. Growth in average commercial, residential mortgage, and consumer loans was partially offset by declines in construction and commercial real estate loans. During the fourth quarter, the Company completed an approximately $900 million purchase of high-quality indirect auto loans. Average loans for the fourth quarter of 2010 were essentially flat compared to the fourth quarter of 2009; however, the mix of loans changed over this time. The Company reduced its outstanding exposure to construction, home equity, and commercial real estate loans by a combined $4.0 billion, or 11%. Meanwhile, the outstanding balances in consumer direct (primarily student loans) and indirect auto increased by a combined $3.5 billion, or 30%. The preponderance of the growth in 2010 within residential mortgage and student loans came in loans carrying a government guarantee, also helping to reduce the overall risk profile of the loan portfolio. During the current quarter, loan originations including renewals and loan commitments totaled $22.2 billion, up 13% over the prior quarter.

Deposits

Consumer and commercial deposits in the fourth quarter of 2010 averaged $119.7 billion, an increase of $2.5 billion, or 2%, compared to the prior quarter. Growth was driven by lower-cost accounts, including demand, NOW, and money market. Compared to the fourth quarter of 2009, average consumer and commercial deposits increased $2.7 billion, or 2%. This growth was also driven by the lower-cost accounts, which grew a combined $8.5 billion, or 10%. Higher-cost consumer and other time deposits declined $6.0 billion, or 22%. While changing client preferences and the economic environment have contributed to this favorable shift in the deposit mix, SunTrust also attributes the growth to its investments in enhancing the client experience and its marketing initiatives. Among other benefits, the growth in low-cost deposits has enabled reductions in wholesale funding sources, including brokered and foreign deposit declines of $2.3 billion, or 45%.

Capital and Liquidity

The estimated Tier 1 common, Tier 1 capital, and tangible equity to tangible asset ratios remained relatively consistent compared to the prior quarter at 8.1%, 13.7%, and 10.1%, respectively, as of December 31, 2010. The estimated Tier 1 capital ratio excluding the TARP preferred stock was 10.0% at year-end. The Company’s capital position remains strong relative to current regulatory requirements. Its Tier 1 common ratio also exceeds the guidelines recently published by the Basel Committee and endorsed by U.S. regulatory agencies. The Company continues to have substantial liquidity as the inflows of deposits have largely been retained in cash or invested in high quality government-backed securities. In addition, the Company continues to have significant available borrowing capacity from its contingent funding sources.

Asset Quality

Asset quality metrics continued to improve during the quarter. Nonperforming loans, nonperforming assets, early stage delinquencies, and net charge-offs declined compared to the third quarter and are significantly lower than the fourth quarter of 2009. As of December 31, 2010, the allowance for loan losses was $3.0 billion, a decline of $112 million from the prior quarter. The reduction in the allowance for loan losses, combined with $920 million of growth in period-end total loans, resulted in a decline in the allowance to total loans ratio of 11 basis points to 2.58%. At the end of 2010, approximately 7.5% of the Company’s loan portfolio was comprised of government-guaranteed loans. The reserve for unfunded commitments increased $3 million sequentially to $58 million. Early stage delinquencies were 1.18% as of year-end, a modest improvement of 6 basis points from the end of the third quarter.

Net charge-off trends continued to improve, with fourth quarter net charge-offs of $621 million being less than the levels recognized in each of the previous six quarters. On a sequential basis, net charge-offs declined $69 million. Construction and residential mortgage net charge-offs declined $102 million, while commercial loan charge-offs increased $29 million; net charge-offs for all other loan categories were relatively flat. Compared to the fourth quarter of 2009, net charge-offs declined $200 million with declines in all loan categories except for commercial real estate, which increased to $38 million from $3 million. For the current quarter, the ratio of annualized net charge-offs to total average loans was 2.14%, down 28 basis points and 69 basis points from the prior quarter and the fourth quarter of 2009, respectively. The provision for credit losses for the current quarter was $512 million, down $103 million from the third quarter and down $462 million from the fourth quarter of 2009. For the year, net charge-offs were $2.9 billion, down $384 million compared to 2009, while the provision for credit losses declined $1.4 billion.

Nonaccrual loans declined $263 million, or 6%, from the prior quarter, continuing the downward trend experienced since the third quarter of 2009. The overall decline during the quarter in nonaccrual loans was mainly attributable to reductions in construction, residential mortgage, and commercial loans, while nonaccrual commercial real estate loans increased $43 million, or 9%. Nonaccrual loans totaled $4.1 billion, down $1.3 billion, or 24%, from the prior year. Residential mortgage and construction nonaccrual loans declined $857 million, or 32%, and $356 million, or 24%, respectively. At the end of the fourth quarter of 2010, nonaccrual loans represented 3.54% of total loans, down 121 basis points from the fourth quarter of 2009 and down 26 basis points from the prior quarter. Repayments, charge-offs, transfers to other real estate owned, and reduced inflows to nonaccrual status contributed to the overall decline. As of December 31, 2010, other real estate owned totaled $596 million, down $49 million since the prior quarter end.

The Company continued its efforts to assist borrowers experiencing financial difficulties through loan modifications. Accruing restructured loans increased during the quarter by $97 million and totaled $2.6 billion as of December 31, 2010. Compared to December 31, 2009, accruing restructured loans increased $972 million. Nonaccruing restructured loans remained relatively stable at $1.0 billion. The vast majority of accruing restructured loans relate to consumers, primarily residential mortgages. Nonaccruing restructured loans are also primarily related to consumers but also include $324 million of loans to business clients.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Line of Business Results

The Company has included line of business financial tables as part of this release on its website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” During the second quarter of 2010 the Company adjusted its lines of business used to measure business activities to align with certain organizational changes implemented during the quarter. The Company’s business segments are: Retail Banking, Diversified Commercial Banking, Corporate and Investment Banking, Mortgage, Wealth and Investment Management, and Commercial Real Estate. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming annual report on Form 10-K.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming annual report on Form 10-K. Detailed financial tables and other information are also available on the Company’s website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.

Conference Call

SunTrust management will host a conference call on January 21, 2011, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q10). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q10). A replay of the call will be available approximately one hour after the call ends on January 21, 2011, and will remain available until February 4, 2011, by dialing 1-800-294-3092 (domestic) or 1-402-220-9770 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of January 21, 2011, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release may contain forward-looking statements. Statements regarding future levels of net interest margin, future levels of and rates of change in delinquencies, future levels of nonperforming loans and charge-offs, the impact of legislative and regulatory changes, are forward-looking statements. Also, any statement that does not describe historical or current facts, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “potential impacts,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC. Those factors include: our expense for regulatory assessment may increase as a result of the passage of the Dodd-Frank Reform Act; difficult market conditions have adversely affected our industry; recent levels of market volatility are unprecedented; we are subject to capital adequacy guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; recently enacted legislation, or legislation enacted in the future, or any proposed federal programs subject us to increased regulation and may adversely affect us; we have not yet received permission to repay TARP funds; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we are subject to certain risks from originating, selling, and holding mortgages, including the risk that we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, and the risk of delays in the foreclosure process, both of which could harm our liquidity, results of operations, and financial condition; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; the soundness of other financial institutions could adversely affect us; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on your common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of real estate, increases in unemployment, and the related effects on local economies may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; our allowance for loans and lease losses may not be adequate to cover our eventual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; in 2009 and 2010, credit rating agencies downgraded the credit ratings of SunTrust Bank and SunTrust Banks, Inc., and these downgrades and any subsequent downgrades could adversely impact the price and liquidity of our securities and could have an impact on our businesses and results of operations; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended			%		Twelve Months Ended		%
	December 31					December 31
	2010		2009	Change [4]		2010	2009	Change [4]
EARNINGS & DIVIDENDS
Net income/(loss)	$185		($248)	NM	%	$189	($1,564)	NM	%
Net income/(loss) available to common shareholders	114		(316)	NM		(87)	(1,733)	95
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	114		(316)	NM		(87)	(1,018)	91
Total revenue - FTE [2]	2,326		1,949	19		8,699	8,299	5
Total revenue - FTE excluding securities gains, net [1]	2,262		1,876	21		8,508	8,201	4
Net income/(loss) per average common share Diluted [5]	0.23		(0.64)	NM		(0.18)	(3.98)	95
Diluted excluding goodwill/intangible impairment charges other than MSRs [1,5]	0.23		(0.64)	NM		(0.18)	(2.34)	92
Basic	0.23		(0.64)	NM		(0.18)	(3.98)	95
Dividends paid per common share	0.01		0.01	-		0.04	0.22	(82)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,768		$174,041	-%		$172,375	$175,442	(2)%
Earning assets	149,114		146,587	2		147,187	150,908	(2)
Loans	114,930		115,036	-		113,925	121,041	(6)
Consumer and commercial deposits	119,688		117,008	2		117,129	113,164	4
Brokered and foreign deposits	2,827		5,145	(45)		2,916	6,082	(52)
Total shareholders’ equity	23,576		22,381	5		22,834	22,286	2

As of
Total assets	172,874		174,165	(1)
Earning assets	148,473		147,896	-
Loans	115,975		113,675	2
Allowance for loan and lease losses	2,974		3,120	(5)
Consumer and commercial deposits	120,025		116,303	3
Brokered and foreign deposits	3,019		5,560	(46)
Total shareholders’ equity	23,130		22,531	3

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.42%		(0.57)%	NM	%	0.11%	(0.89)%	NM	%
Return on average assets less net unrealized securities gains [1]	0.31		(0.70)	NM		0.01	(0.96)	NM
Return on average common shareholders’ equity	2.44		(7.19)	NM		(0.49)	(10.07)	95
Return on average realized common shareholders’ equity [1]	1.53		(8.81)	NM		(1.53)	(11.12)	86
Net interest margin [2]	3.44		3.27	5		3.38	3.04	11
Efficiency ratio [2]	66.57		74.58	(11)		67.94	79.07	(14)
Tangible efficiency ratio [1]	66.07		73.96	(11)		67.36	69.35	(3)
Effective tax rate/(benefit)	19.66		(51.46)	NM		NM	(36.50)	NM
Tier 1 common equity	8.08	[3]	7.67	5
Tier 1 capital	13.65	[3]	12.96	5
Total capital	16.50	[3]	16.43	-
Tier 1 leverage	10.90	[3]	10.90	-
Total average shareholders’ equity to total average assets	13.49		12.86	5		13.25	12.70	4
Tangible equity to tangible assets [1]	10.12		9.66	5

Book value per common share	$36.34		$35.29	3
Tangible book value per common share [1]	23.76		22.59	5
Market price:
High	29.82		24.09	24		31.92	30.18	6
Low	23.25		18.45	26		20.16	6.00	NM
Close	29.51		20.29	45		29.51	20.29	45
Market capitalization	14,768		10,128	46

Average common shares outstanding (000s)
Diluted	499,423		498,082	-		498,744	437,486	14
Basic	495,710		494,332	-		495,361	435,328	14

Full-time equivalent employees	29,056		28,001	4
Number of ATMs	2,918		2,822	3
Full service banking offices	1,668		1,683	(1)

1 See Appendix A for reconcilements of non-GAAP performance measures.

2 Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3 Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

5 For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	December 31		September 30	June 30	March 31		December 31
	2010		2010	2010	2010		2009
EARNINGS & DIVIDENDS
Net income/(loss)	$185		$153	$12	($161)		($248)
Net income/(loss) available to common shareholders	114		84	(56)	(229)		(316)
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	114		84	(56)	(229)		(316)
Total revenue - FTE [2]	2,326		2,313	2,160	1,900		1,949
Total revenue - FTE excluding securities gains, net [1]	2,262		2,244	2,103	1,899		1,876
Net income/(loss) per average common share
Diluted [4]	0.23		0.17	(0.11)	(0.46)		(0.64)
Diluted excluding goodwill/intangible impairment charges other than MSRs 1,[4]	0.23		0.17	(0.11)	(0.46)		(0.64)
Basic	0.23		0.17	(0.11)	(0.46)		(0.64)
Dividends paid per common share	0.01		0.01	0.01	0.01		0.01

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,768		$171,999	$171,273	$171,429		$174,041
Earning assets	149,114		147,249	145,464	146,896		146,587
Loans	114,930		113,322	113,016	114,435		115,036
Consumer and commercial deposits	119,688		117,233	116,460	115,084		117,008
Brokered and foreign deposits	2,827		2,740	2,670	3,433		5,145
Total shareholders’ equity	23,576		23,091	22,313	22,338		22,381

As of
Total assets	172,874		174,703	170,668	171,796		174,165
Earning assets	148,473		149,994	145,601	147,056		147,896
Loans	115,975		115,055	112,925	113,979		113,675
Allowance for loan and lease losses	2,974		3,086	3,156	3,176		3,120
Consumer and commercial deposits	120,025		117,494	116,261	116,144		116,303
Brokered and foreign deposits	3,019		2,850	2,407	2,606		5,560
Total shareholders’ equity	23,130		23,438	23,024	22,620		22,531

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.42%		0.35%	0.03%	(0.38	) %	(0.57	) %
Return on average assets less net unrealized securities gains [1]	0.31		0.23	(0.08)	(0.42)		(0.70)
Return on average common shareholders’ equity	2.44		1.83	(1.29)	(5.34)		(7.19)
Return on average realized common shareholders’ equity [1]	1.53		0.70	(2.53)	(5.93)		(8.81)
Net interest margin [2]	3.44		3.41	3.33	3.32		3.27
Efficiency ratio [2]	66.57		64.80	69.57	71.60		74.58
Tangible efficiency ratio [1]	66.07		64.24	68.96	70.91		73.96
Effective tax rate/(benefit)	19.66		8.25	(133.13)	(54.70)		(51.46)
Tier 1 common equity	8.08	[3]	8.02	7.92	7.70		7.67
Tier 1 capital	13.65	[3]	13.58	13.51	13.13		12.96
Total capital	16.50	[3]	16.42	16.96	16.68		16.43
Tier 1 leverage	10.90	[3]	11.03	10.94	10.95		10.90
Total average shareholders’ equity to total average assets	13.49		13.42	13.03	13.03		12.86
Tangible equity to tangible assets [1]	10.12		10.19	10.18	9.86		9.66

Book value per common share	$36.34		$37.01	$36.19	$35.40		$35.29
Tangible book value per common share [1]	23.76		24.42	23.58	22.76		22.59
Market price:
High	29.82		27.05	31.92	28.39		24.09
Low	23.25		21.79	23.12	20.16		18.45
Close	29.51		25.83	23.30	26.79		20.29
Market capitalization	14,768		12,914	11,648	13,391		10,128

Average common shares outstanding (000s)
Diluted	499,423		498,802	498,499	498,238		498,082
Basic	495,710		495,501	495,351	494,871		494,332

Full-time equivalent employees	29,056		28,599	28,250	28,263		28,001
Number of ATMs	2,918		2,928	2,902	2,828		2,822
Full service banking offices	1,668		1,670	1,675	1,678		1,683

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31		Increase/(Decrease) [2]			December 31		Increase/(Decrease) [2]
	2010	2009	Amount	%		2010	2009	Amount	%

Interest income	$1,595	$1,630	($35)	(2)%		$6,343	$6,710	($367)	(5)%
Interest expense	329	453	(124)	(27)		1,489	2,244	(755)	(34)

NET INTEREST INCOME	1,266	1,177	89	8		4,854	4,466	388	9
Provision for credit losses	512	974	(462)	(47)		2,651	4,064	(1,413)	(35)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	754	203	551	NM		2,203	402	1,801	NM

NONINTEREST INCOME
Service charges on deposit accounts	172	213	(41)	(19)		760	848	(88)	(10)
Trust and investment management income	130	135	(5)	(4)		503	486	17	3
Retail investment services	57	54	3	6		205	218	(13)	(6)
Other charges and fees	135	137	(2)	(1)		534	523	11	2
Investment banking income	103	60	43	72		313	272	41	15
Trading account profits/(losses) and commissions	93	(31)	124	NM		173	(41)	214	NM
Card fees	99	85	14	16		376	324	52	16
Mortgage production related income/(loss)	41	(68)	109	NM		127	376	(249)	(66)
Mortgage servicing related income	68	47	21	45		358	330	28	8
Gain from ownership in Visa	-	-	-	-		-	112	(112)	(100)
Other noninterest income	70	37	33	89		189	164	25	15
Securities gains, net	64	73	(9)	(12)		191	98	93	95

Total noninterest income	1,032	742	290	39		3,729	3,710	19	1

NONINTEREST EXPENSE
Employee compensation and benefits	738	694	44	6		2,821	2,800	21	1
Net occupancy expense	88	92	(4)	(4)		361	357	4	1
Outside processing and software	174	149	25	17		638	579	59	10
Equipment expense	46	43	3	7		174	172	2	1
Marketing and customer development	56	48	8	17		177	152	25	16
Amortization/impairment of goodwill/intangible assets	12	12	-	-		51	807	(756)	(94)
Net loss on extinguishment of debt	4	23	(19)	(83)		70	39	31	79
Operating losses	26	26	-	-		83	99	(16)	(16)
Mortgage reinsurance	2	10	(8)	(80)		27	115	(88)	(77)
FDIC premium/regulatory exams	69	61	8	13		265	302	(37)	(12)
Other noninterest expense	333	295	38	13		1,244	1,140	104	9

Total noninterest expense	1,548	1,453	95	7		5,911	6,562	(651)	(10)

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	238	(508)	746	NM		21	(2,450)	2,471	NM
Provision/(benefit) for income taxes	45	(263)	308	NM		(185)	(898)	713	79

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	193	(245)	438	NM		206	(1,552)	1,758	NM
Net income attributable to noncontrolling interest	8	3	5	NM		17	12	5	42

NET INCOME/(LOSS)	$185	($248)	$433	NM	%	$189	($1,564)	$1,753	NM %

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$114	($316)	$430	NM	%	($87)	($1,733)	$1,646	95%

Net interest income - FTE [1]	1,294	1,207	87	7		4,970	4,589	381	8

Net income/(loss) per average common share
Diluted [3]	0.23	(0.64)	0.87	NM		(0.18)	(3.98)	3.80	95
Basic	0.23	(0.64)	0.87	NM		(0.18)	(3.98)	3.80	95

Cash dividends paid per common share	0.01	0.01	-	-		0.04	0.22	(0.18)	(82)
Average common shares outstanding (000s)
Diluted	499,423	498,082	1,341	-		498,744	437,486	61,258	14
Basic	495,710	494,332	1,378	-		495,361	435,328	60,033	14

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3 For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	December 31	September 30	Increase/(Decrease) [2]		June 30	March 31	December 31
	2010	2010	Amount	%	2010	2010	2009

Interest income	$1,595	$1,604	($9)	-%	$1,570	$1,574	$1,630
Interest expense	329	366	(37)	(10)	392	402	453

NET INTEREST INCOME	1,266	1,238	28	2	1,178	1,172	1,177
Provision for credit losses	512	615	(103)	(17)	662	862	974

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	754	623	131	21	516	310	203

NONINTEREST INCOME
Service charges on deposit accounts	172	184	(12)	(7)	208	196	213
Trust and investment management income	130	124	6	5	127	122	135
Retail investment services	57	52	5	10	49	47	54
Other charges and fees	135	137	(2)	(1)	133	129	137
Investment banking income	103	96	7	7	58	56	60
Trading account profits/(losses) and commissions	93	(22)	115	NM	109	(7)	(31)
Card fees	99	96	3	3	94	87	85
Mortgage production related income/(loss)	41	133	(92)	(69)	(16)	(31)	(68)
Mortgage servicing related income	68	132	(64)	(48)	88	70	47
Other noninterest income	70	46	24	52	45	28	37
Securities gains, net	64	69	(5)	(7)	57	1	73

Total noninterest income	1,032	1,047	(15)	(1)	952	698	742

NONINTEREST EXPENSE
Employee compensation and benefits	738	709	29	4	682	692	694
Net occupancy expense	88	92	(4)	(4)	90	91	92
Outside processing and software	174	157	17	11	158	149	149
Equipment expense	46	45	1	2	42	41	43
Marketing and customer development	56	43	13	30	44	34	48
Amortization/impairment of goodwill/intangible assets	12	13	(1)	(8)	13	13	12
Net loss/(gain) on extinguishment of debt	4	12	(8)	(67)	63	(9)	23
Operating losses	26	27	(1)	(4)	16	14	26
Mortgage reinsurance	2	7	(5)	(71)	9	9	10
FDIC premium/regulatory exams	69	67	2	3	65	64	61
Other noninterest expense	333	327	6	2	321	263	295

Total noninterest expense	1,548	1,499	49	3	1,503	1,361	1,453

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	238	171	67	39	(35)	(353)	(508)
Provision/(benefit) for income taxes	45	14	31	NM	(50)	(194)	(263)

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	193	157	36	23	15	(159)	(245)
Net income attributable to noncontrolling interest	8	4	4	100	3	2	3

NET INCOME/(LOSS)	$185	$153	$32	21%	$12	($161)	($248)

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$114	$84	$30	36%	($56)	($229)	($316)

Net interest income - FTE [1]	1,294	1,266	28	2	1,208	1,202	1,207

Net income/(loss) per average common share
Diluted [3]	0.23	0.17	0.06	35	(0.11)	(0.46)	(0.64)
Basic	0.23	0.17	0.06	35	(0.11)	(0.46)	(0.64)

Cash dividends paid per common share	0.01	0.01	-	-	0.01	0.01	0.01
Average common shares outstanding (000s)
Diluted	499,423	498,802	621	-	498,499	498,238	498,082
Basic	495,710	495,501	209	-	495,351	494,871	494,332

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in millions) (Unaudited)

	As of December 31		Increase/(Decrease) [2]
	2010	2009	Amount	%

ASSETS
Cash and due from banks	$4,296	$6,456	($2,160)	(33) %
Interest-bearing deposits in other banks	24	24	-	-
Funds sold and securities purchased under agreements to resell	1,058	517	541	NM
Trading assets	6,175	4,980	1,195	24
Securities available for sale	26,895	28,477	(1,582)	(6)
Loans held for sale	3,501	4,670	(1,169)	(25)
Loans held for investment:
Commercial	34,064	32,494	1,570	5
Real estate:
Home equity lines	15,040	15,953	(913)	(6)
Construction	3,848	6,647	(2,799)	(42)
Residential mortgages	31,572	30,790	782	3
Commercial real estate:
Owner occupied	8,674	8,915	(241)	(3)
Investor owned	5,868	6,159	(291)	(5)
Consumer:
Direct	6,638	5,118	1,520	30
Indirect	9,291	6,531	2,760	42
Credit card	980	1,068	(88)	(8)

Total loans held for investment	115,975	113,675	2,300	2
Allowance for loan and lease losses	(2,974)	(3,120)	(146)	(5)

Net loans held for investment	113,001	110,555	2,446	2
Goodwill	6,323	6,319	4	-
Other intangible assets	1,571	1,711	(140)	(8)
Other real estate owned	596	620	(24)	(4)
Other assets	9,434	9,836	(402)	(4)

Total assets [1]	$172,874	$174,165	($1,291)	(1) %

LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$27,290	$24,244	$3,046	13%
Interest-bearing consumer and commercial deposits:
NOW accounts	26,115	27,205	(1,090)	(4)
Money market accounts	42,005	35,213	6,792	19
Savings	4,094	3,753	341	9
Consumer time	12,879	14,778	(1,899)	(13)
Other time	7,642	11,110	(3,468)	(31)

Total consumer and commercial deposits	120,025	116,303	3,722	3
Brokered deposits	2,365	4,231	(1,866)	(44)
Foreign deposits	654	1,329	(675)	(51)

Total deposits	123,044	121,863	1,181	1
Funds purchased	951	1,433	(482)	(34)
Securities sold under agreements to repurchase	2,180	1,871	309	17
Other short-term borrowings	2,690	2,062	628	30
Long-term debt	13,648	17,490	(3,842)	(22)
Trading liabilities	2,678	2,189	489	22
Other liabilities	4,553	4,726	(173)	(4)

Total liabilities	149,744	151,634	(1,890)	(1)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,942	4,917	25	1
Common stock, $1.00 par value	515	515	-	-
Additional paid in capital	8,403	8,521	(118)	(1)
Retained earnings	8,542	8,563	(21)	-
Treasury stock, at cost, and other	(888)	(1,055)	(167)	(16)
Accumulated other comprehensive income	1,616	1,070	546	51

Total shareholders’ equity	23,130	22,531	599	3

Total liabilities and shareholders’ equity	$172,874	$174,165	($1,291)	(1) %

Common shares outstanding	500,435,823	499,156,858	1,278,965	- %
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	50,225	50,225	-	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	14,230,772	15,509,737	(1,278,965)	(8)
[1] Includes earning assets of	$148,473	$147,896	$577	- %

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in millions) (Unaudited)

	As of				As of
	December 31	September 30	Increase/(Decrease)		June 30	March 31	December 31
	2010	2010	Amount	%	2010	2010	2009
ASSETS
Cash and due from banks	$4,296	$3,169	$1,127	36%	$3,836	$4,671	$6,456
Interest-bearing deposits in other banks	24	25	(1)	(4)	24	24	24
Funds sold and securities purchased under agreements to resell	1,058	962	96	10	933	1,614	517
Trading assets	6,175	6,650	(475)	(7)	6,166	6,038	4,980
Securities available for sale	26,895	30,310	(3,415)	(11)	27,598	26,239	28,477
Loans held for sale	3,501	3,114	387	12	3,185	3,697	4,670
Loans held for investment:
Commercial	34,064	32,847	1,217	4	32,523	33,394	32,494
Real estate:
Home equity lines	15,040	15,292	(252)	(2)	15,443	15,676	15,953
Construction	3,848	4,440	(592)	(13)	5,004	5,756	6,647
Residential mortgages	31,572	32,003	(431)	(1)	31,126	30,805	30,790
Commercial real estate:
Owner occupied	8,674	8,709	(35)	-	8,877	8,927	8,915
Investor owned	5,868	6,104	(236)	(4)	6,257	6,335	6,159
Consumer:
Direct	6,638	6,492	146	2	5,711	5,368	5,118
Indirect	9,291	8,165	1,126	14	6,953	6,678	6,531
Credit card	980	1,003	(23)	(2)	1,031	1,040	1,068

Total loans held for investment	115,975	115,055	920	1	112,925	113,979	113,675
Allowance for loan and lease losses	(2,974)	(3,086)	(112)	(4)	(3,156)	(3,176)	(3,120)

Net loans held for investment	113,001	111,969	1,032	1	109,769	110,803	110,555
Goodwill	6,323	6,323	-	-	6,323	6,323	6,319
Other intangible assets	1,571	1,204	367	30	1,443	1,800	1,711
Other real estate owned	596	645	(49)	(8)	700	628	620
Other assets	9,434	10,332	(898)	(9)	10,691	9,959	9,836

Total assets [1]	$172,874	$174,703	($1,829)	(1)%	$170,668	$171,796	$174,165

LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$27,290	$26,707	$583	2%	$25,382	$25,149	$24,244
Interest-bearing consumer and commercial deposits:
NOW accounts	26,115	23,444	2,671	11	24,487	25,657	27,205
Money market accounts	42,005	40,798	1,207	3	38,444	36,873	35,213
Savings	4,094	4,051	43	1	4,107	4,027	3,753
Consumer time	12,879	13,966	(1,087)	(8)	14,665	14,547	14,778
Other time	7,642	8,528	(886)	(10)	9,176	9,891	11,110

Total consumer and commercial deposits	120,025	117,494	2,531	2	116,261	116,144	116,303
Brokered deposits	2,365	2,409	(44)	(2)	2,343	2,351	4,231
Foreign deposits	654	441	213	48	64	255	1,329

Total deposits	123,044	120,344	2,700	2	118,668	118,750	121,863
Funds purchased	951	1,076	(125)	(12)	1,260	1,159	1,433
Securities sold under agreements to repurchase	2,180	2,429	(249)	(10)	2,477	2,794	1,871
Other short-term borrowings	2,690	4,894	(2,204)	(45)	2,517	2,388	2,062
Long-term debt	13,648	15,208	(1,560)	(10)	15,659	16,531	17,490
Trading liabilities	2,678	2,702	(24)	(1)	2,655	3,247	2,189
Other liabilities	4,553	4,612	(59)	(1)	4,408	4,307	4,726

Total liabilities	149,744	151,265	(1,521)	(1)	147,644	149,176	151,634

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,942	4,936	6	-	4,929	4,923	4,917
Common stock, $1.00 par value	515	515	-	-	515	515	515
Additional paid in capital	8,403	8,443	(40)	-	8,445	8,446	8,521
Retained earnings	8,542	8,431	111	1	8,358	8,419	8,563
Treasury stock, at cost, and other	(888)	(952)	(64)	(7)	(968)	(989)	(1,055)
Accumulated other comprehensive income	1,616	2,065	(449)	(22)	1,745	1,306	1,070

Total shareholders’ equity	23,130	23,438	(308)	(1)	23,024	22,620	22,531

Total liabilities and shareholders’ equity	$172,874	$174,703	($1,829)	(1)%	$170,668	$171,796	$174,165

Common shares outstanding	500,435,823	499,954,653	481,170	-%	499,928,565	499,857,812	499,156,858
Common shares authorized	750,000,000	750,000,000	-	-	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	50,225	50,225	-	-	50,225	50,225	50,225
Preferred shares authorized	50,000,000	50,000,000	-	-	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	14,230,772	14,711,942	(481,170)	(3)	14,738,030	14,808,783	15,509,737
[1] Includes earning assets of	$148,473	$149,994	($1,521)	(1)%	$145,601	$147,056	$147,896

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended						Increase/(Decrease) From
	December 31, 2010			September 30, 2010			Sequential Quarter		Prior Year Quarter

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$29,789	$378	5.07%	$29,252	$386	5.27%	$537	(0.20)%	$1,112	(0.65)%
Real estate construction	2,839	28	3.98	3,431	33	3.78	(592)	0.20	(1,914)	0.60
Real estate home equity lines	14,738	126	3.38	14,785	127	3.40	(47)	(0.02)	(682)	0.06
Real estate commercial	13,967	143	4.07	14,166	146	4.08	(199)	(0.01)	(1,390)	0.03
Commercial - FTE [1]	33,067	472	5.67	32,491	459	5.60	576	0.07	360	0.16
Credit card	1,054	21	8.04	1,049	22	8.37	5	(0.33)	59	0.27
Consumer - direct	6,565	73	4.38	5,872	66	4.45	693	(0.07)	1,494	0.41
Consumer - indirect	8,683	114	5.19	7,770	108	5.50	913	(0.31)	2,047	(1.03)
Nonaccrual [3]	4,228	7	0.67	4,506	8	0.88	(278)	(0.21)	(1,192)	(0.18)

Total loans	114,930	1,362	4.70	113,322	1,355	4.74	1,608	(0.04)	(106)	(0.05)
Securities available for sale:
Taxable	25,702	196	3.05	25,502	208	3.26	200	(0.21)	2,363	(0.51)
Tax-exempt - FTE [1]	627	8	5.27	732	10	5.26	(105)	0.01	(325)	(0.14)

Total securities available for sale - FTE [1]	26,329	204	3.11	26,234	218	3.32	95	(0.21)	2,038	(0.52)
Funds sold and securities purchased under agreements to resell	964	-	0.02	1,021	-	0.08	(57)	(0.06)	269	(0.16)
Loans held for sale	3,312	35	4.17	3,276	35	4.33	36	(0.16)	(621)	(0.02)
Interest-bearing deposits	25	-	0.14	25	-	0.10	-	0.04	1	(0.22)
Interest earning trading assets	3,554	22	2.43	3,371	24	2.75	183	(0.32)	946	(0.82)

Total earning assets	149,114	1,623	4.32	147,249	1,632	4.40	1,865	(0.08)	2,527	(0.17)
Allowance for loan and lease losses	(2,958)			(3,035)			77		(22)
Cash and due from banks	4,889			4,200			689		(2,768)
Other assets	17,929			18,019			(90)		281
Noninterest earning trading assets	3,130			3,171			(41)		31
Unrealized gains on securities available for sale, net	2,664			2,395			269		678

Total assets	$174,768			$171,999			$2,769		$727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,637	$12	0.20%	$23,514	$13	0.23%	$1,123	(0.03)%	($1,737)	(0.15)%
Money market accounts	41,711	53	0.50	39,839	57	0.57	1,872	(0.07)	7,393	(0.22)
Savings	4,087	2	0.19	4,074	3	0.22	13	(0.03)	273	(0.06)
Consumer time	13,360	57	1.68	14,381	68	1.87	(1,021)	(0.19)	(2,189)	(0.65)
Other time	8,045	37	1.85	8,914	45	2.02	(869)	(0.17)	(3,856)	(0.63)

Total interest-bearing consumer and commercial deposits	91,840	161	0.70	90,722	186	0.81	1,118	(0.11)	(116)	(0.40)
Brokered deposits	2,411	27	4.36	2,418	28	4.53	(7)	(0.17)	(2,193)	1.97
Foreign deposits	416	-	0.15	322	-	0.15	94	-	(125)	0.05

Total interest-bearing deposits	94,667	188	0.79	93,462	214	0.91	1,205	(0.12)	(2,434)	(0.36)
Funds purchased	1,092	1	0.19	1,176	1	0.20	(84)	(0.01)	(335)	0.03
Securities sold under agreements to repurchase	2,541	1	0.17	2,505	1	0.16	36	0.01	576	0.05
Interest-bearing trading liabilities	812	7	3.55	917	9	3.61	(105)	(0.06)	383	(0.59)
Other short-term borrowings	3,464	4	0.40	3,192	3	0.40	272	-	1,752	(0.29)
Long-term debt	14,914	128	3.41	15,396	138	3.56	(482)	(0.15)	(2,778)	(0.23)

Total interest-bearing liabilities	117,490	329	1.11	116,648	366	1.24	842	(0.13)	(2,836)	(0.38)
Noninterest-bearing deposits	27,848			26,511			1,337		2,796
Other liabilities	4,045			3,891			154		(274)
Noninterest-bearing trading liabilities	1,809			1,858			(49)		(154)
Shareholders’ equity	23,576			23,091			485		1,195

Total liabilities and shareholders’ equity	$174,768			$171,999			$2,769		$727

Interest Rate Spread			3.21%			3.16%		0.05%		0.21%

Net Interest Income - FTE [1]		$1,294			$1,266

Net Interest Margin [2]			3.44%			3.41%		0.03%		0.17%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.
[3]

Accruing TDRs were classified in Nonaccrual during prior periods. Due to sustained performance, accruing TDRs have been reclassified to the applicable loans category where the related interest income is being classified in all periods presented.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2010			March 31, 2010			December 31, 2009

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$28,638	$393	5.49%	$28,535	$397	5.56%	$28,677	$410	5.72%
Real estate construction	3,274	30	3.67	4,078	34	3.44	4,753	41	3.38
Real estate home equity lines	14,973	126	3.37	15,157	125	3.33	15,420	129	3.32
Real estate commercial	15,091	154	4.09	15,105	151	4.05	15,357	157	4.04
Commercial - FTE [1]	32,503	447	5.52	33,094	449	5.50	32,707	454	5.51
Credit card	1,064	23	8.45	1,067	23	8.69	995	19	7.77
Consumer - direct	5,544	60	4.32	5,254	53	4.11	5,071	51	3.97
Consumer - indirect	6,946	101	5.86	6,697	101	6.10	6,636	104	6.22
Nonaccrual [3]	4,983	11	0.86	5,448	11	0.83	5,420	12	0.85

Total loans	113,016	1,345	4.77	114,435	1,344	4.76	115,036	1,377	4.75
Securities available for sale:
Taxable	23,977	186	3.11	24,779	195	3.15	23,339	207	3.56
Tax-exempt - FTE [1]	866	12	5.39	910	12	5.40	952	13	5.41

Total securities available for sale - FTE[1]	24,843	198	3.19	25,689	207	3.23	24,291	220	3.63
Funds sold and securities purchased under agreements to resell	1,009	-	0.11	882	-	0.11	695	-	0.18
Loans held for sale	3,342	33	3.97	3,248	33	4.09	3,933	41	4.19
Interest-bearing deposits	27	-	0.17	26	-	0.28	24	-	0.36
Interest earning trading assets	3,227	24	3.03	2,616	20	3.07	2,608	22	3.25

Total earning assets	145,464	1,600	4.41	146,896	1,604	4.43	146,587	1,660	4.49
Allowance for loan and lease losses	(3,107)			(3,083)			(2,936)
Cash and due from banks	5,788			4,408			7,657
Other assets	18,450			18,690			17,648
Noninterest earning trading assets	2,709			2,634			3,099
Unrealized gains on securities available for sale, net	1,969			1,884			1,986

Total assets	$171,273			$171,429			$174,041

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,949	$16	0.25%	$25,593	$17	0.27%	$26,374	$23	0.35%
Money market accounts	37,703	57	0.61	36,250	61	0.67	34,318	63	0.72
Savings	4,093	2	0.22	3,856	2	0.24	3,814	2	0.25
Consumer time	14,779	72	1.96	14,417	70	1.97	15,549	91	2.33
Other time	9,445	50	2.11	10,448	56	2.18	11,901	75	2.48

Total interest-bearing consumer and commercial deposits	90,969	197	0.87	90,564	206	0.92	91,956	254	1.10
Brokered deposits	2,416	28	4.57	3,005	27	3.61	4,604	28	2.39
Foreign deposits	254	-	0.11	428	-	0.10	541	-	0.10

Total interest-bearing deposits	93,639	225	0.96	93,997	233	1.01	97,101	282	1.15
Funds purchased	1,224	1	0.18	1,416	1	0.17	1,427	1	0.16
Securities sold under agreements to repurchase	2,632	1	0.14	1,980	-	0.10	1,965	1	0.12
Interest-bearing trading liabilities	868	8	3.76	736	6	3.38	429	4	4.14
Other short-term borrowings	2,537	3	0.48	2,853	3	0.45	1,712	3	0.69
Long-term debt	16,529	154	3.75	17,581	159	3.66	17,692	162	3.64

Total interest-bearing liabilities	117,429	392	1.34	118,563	402	1.38	120,326	453	1.49
Noninterest-bearing deposits	25,491			24,520			25,052
Other liabilities	4,240			4,222			4,319
Noninterest-bearing trading liabilities	1,800			1,786			1,963
Shareholders’ equity	22,313			22,338			22,381

Total liabilities and shareholders’ equity	$171,273			$171,429			$174,041

Interest Rate Spread			3.07%			3.05%			3.00%

Net Interest Income - FTE [1]		$1,208			$1,202			$1,207

Net Interest Margin [2]			3.33%			3.32%			3.27%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.
[3]

Accruing TDRs were classified in Nonaccrual during prior periods. Due to sustained performance, accruing TDRs have been reclassified to the applicable loans category where the related interest income is being classified in all periods presented.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Twelve Months Ended						Increase/(Decrease) From
	December 31, 2010			December 31, 2009			Prior Year

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$29,058	$1,553	5.35%	$29,588	$1,723	5.82%	($530)	(0.47)%
Real estate construction	3,402	126	3.69	5,991	198	3.31	(2,589)	0.38
Real estate home equity lines	14,912	503	3.37	15,685	523	3.34	(773)	0.03
Real estate commercial	14,578	593	4.07	15,573	639	4.11	(995)	(0.04)
Commercial - FTE [1]	32,788	1,828	5.57	36,458	1,820	4.99	(3,670)	0.58
Credit Card	1,058	89	8.39	984	74	7.47	74	0.92
Consumer - direct	5,812	251	4.32	5,101	207	4.06	711	0.26
Consumer - indirect	7,530	423	5.62	6,594	418	6.34	936	(0.72)
Nonaccrual [3]	4,787	39	0.81	5,067	36	0.72	(280)	0.09

Total loans	113,925	5,405	4.74	121,041	5,638	4.66	(7,116)	0.08
Securities available for sale:
Taxable	24,994	785	3.14	18,960	790	4.17	6,034	(1.03)
Tax-exempt - FTE [1]	783	42	5.34	1,003	55	5.46	(220)	(0.12)

Total securities available for sale - FTE [1]	25,777	827	3.21	19,963	845	4.23	5,814	(1.02)
Funds sold and securities purchased under agreements to resell	969	1	0.08	794	2	0.27	175	(0.19)
Loans held for sale	3,295	136	4.14	5,228	233	4.45	(1,933)	(0.31)
Interest-bearing deposits	26	-	0.17	25	-	0.91	1	(0.74)
Interest earning trading assets	3,195	90	2.79	3,857	115	2.99	(662)	(0.20)

Total earning assets	147,187	6,459	4.39	150,908	6,833	4.53	(3,721)	(0.14)
Allowance for loan and lease losses	(3,045)			(2,706)			(339)
Cash and due from banks	4,821			4,844			(23)
Other assets	18,268			17,355			913
Noninterest earning trading assets	2,913			3,429			(516)
Unrealized gains on securities available for sale, net	2,231			1,612			619

Total assets	$172,375			$175,442			($3,067)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,668	$58	0.24%	$23,601	$99	0.42%	$1,067	(0.18)%
Money market accounts	38,893	227	0.58	31,864	315	0.99	7,029	(0.41)
Savings	4,028	9	0.22	3,664	10	0.27	364	(0.05)
Consumer time	14,232	267	1.87	16,718	479	2.87	(2,486)	(1.00)
Other time	9,205	189	2.05	13,068	382	2.92	(3,863)	(0.87)

Total interest-bearing consumer and commercial deposits	91,026	750	0.82	88,915	1,285	1.45	2,111	(0.63)
Brokered deposits	2,561	110	4.29	5,648	154	2.69	(3,087)	1.60
Foreign deposits	355	-	0.13	434	1	0.12	(79)	0.01

Total interest-bearing deposits	93,942	860	0.92	94,997	1,440	1.52	(1,055)	(0.60)
Funds purchased	1,226	2	0.19	1,670	3	0.19	(444)	-
Securities sold under agreements to repurchase	2,416	4	0.15	2,483	5	0.18	(67)	(0.03)
Interest-bearing trading liabilities	833	30	3.58	487	20	4.14	346	(0.56)
Other short-term borrowings	3,014	13	0.43	2,704	15	0.54	310	(0.11)
Long-term debt	16,096	580	3.60	20,119	761	3.78	(4,023)	(0.18)

Total interest-bearing liabilities	117,527	1,489	1.27	122,460	2,244	1.83	(4,933)	(0.56)
Noninterest-bearing deposits	26,103			24,249			1,854
Other liabilities	4,097			4,387			(290)
Noninterest-bearing trading liabilities	1,814			2,060			(246)
Shareholders’ equity	22,834			22,286			548

Total liabilities and shareholders’ equity	$172,375			$175,442			($3,067)

Interest Rate Spread			3.12%			2.70%		0.42%

Net Interest Income - FTE [1]		$4,970			$4,589

Net Interest Margin [2]			3.38%			3.04%		0.34%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing net interest income - FTE by average total earning assets.
[3]

Accruing TDRs were classified in Nonaccrual during prior periods. Due to sustained performance, accruing TDRs have been reclassified to the applicable loans category where the related interest income is being classified in all periods presented.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in millions) (Unaudited)

	Three Months Ended							Twelve Months Ended
	December 31				Increase/(Decrease)			December 31		Increase/(Decrease)
	2010		2009		Amount		%[1]	2010	2009	Amount	%[1]
CREDIT DATA
Allowance for credit losses - beginning	$3,141		$3,082		$59		2%	$3,235	$2,379	$856	36%
Provision for loan losses	509		917		(408)		(44)	2,708	4,007	(1,299)	(32)
Provision for unfunded commitments	3		57		(54)		(95)	(57)	87	(144)	NM
Charge-offs
Commercial	(104)		(111)		(7)		(6)	(386)	(613)	(227)	(37)
Real estate:
Home equity lines	(138)		(168)		(30)		(18)	(591)	(715)	(124)	(17)
Construction	(80)		(180)		(100)		(56)	(447)	(507)	(60)	(12)
Residential mortgages	(252)		(336)		(84)		(25)	(1,281)	(1,236)	45	4
Commercial real estate	(39)		(3)		36		NM	(92)	(32)	60	NM
Consumer:
Direct	(12)		(14)		(2)		(14)	(50)	(57)	(7)	(12)
Indirect	(21)		(35)		(14)		(40)	(84)	(152)	(68)	(45)
Credit cards	(17)		(22)		(5)		(23)	(87)	(86)	1	1

Total charge-offs	(663)		(869)		(206)		(24)	(3,018)	(3,398)	(380)	(11)

Recoveries
Commercial	11		15		(4)		(27)	46	40	6	15
Real estate:
Home equity lines	9		13		(4)		(31)	40	30	10	33
Construction	4		1		3		NM	13	8	5	63
Residential mortgages	6		6		-		-	21	18	3	17
Commercial real estate	1		-		1		NM	(2)	4	(6)	NM
Consumer:
Direct	2		2		-		-	8	8	-	-
Indirect	7		10		(3)		(30)	33	49	(16)	(33)
Credit cards	2		1		1		100	5	3	2	67

Total recoveries	42		48		(6)		(13)	164	160	4	3

Net charge-offs	(621)		(821)		(200)		(24)	(2,854)	(3,238)	(384)	(12)

Allowance for credit losses - ending	$3,032		$3,235		($203)		(6)%	$3,032	$3,235	($203)	(6)%

Components:
Allowance for loan and lease losses	$2,974		$3,120		($146)		(5)%
Unfunded commitments reserve	58		115		(57)		(50)

Allowance for credit losses	$3,032		$3,235		($203)		(6)%

Net charge-offs to average loans (annualized)
Commercial	1.11%		1.14%		(0.03)%		(3)%	1.03%	1.55%	(0.52)%	(34)%
Real estate:
Home equity lines	3.39		3.91		(0.52)		(13)	3.60	4.29	(0.69)	(16)
Construction	7.40		11.38		(3.98)		(35)	10.72	6.76	3.96	59
Residential mortgages	3.09		4.35		(1.26)		(29)	3.91	3.89	0.02	1
Commercial real estate	1.04		0.06		0.98		NM	0.63	0.17	0.46	NM
Consumer:
Direct	0.60		0.96		(0.36)		(37)	0.72	0.96	(0.24)	(25)
Indirect	0.64		1.50		(0.86)		(57)	0.68	1.56	(0.88)	(57)
Credit cards	5.65		8.51		(2.86)		(34)	7.74	8.48	(0.74)	(9)
Total net charge-offs to total average loans	2.14		2.83		(0.69)		(24)	2.51	2.67	(0.16)	(6)

Period Ended
Nonaccrual/nonperforming loans
Commercial	$259		$484		($225)		(46)%
Real estate:
Home equity lines	298		289		9		3
Construction	1,128		1,484		(356)		(24)
Residential mortgages	1,859		2,716		(857)		(32)
Commercial real estate	528		392		136		35
Consumer loans	38		37		1		3

Total nonaccrual/nonperforming loans	4,110		5,402		(1,292)		(24)
Other real estate owned (“OREO”)	596		620		(24)		(4)
Other repossessed assets	52		79		(27)		(34)

Total nonperforming assets	$4,758		$6,101		($1,343)		(22)%

Restructured loans (accruing)	$2,613		$1,641		$972		59%
Total accruing loans past due 90 days or more[2]	$1,565		$1,500		$65		4%

Total nonperforming loans to total loans	3.54%		4.75%		(1.21)%		(25)%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	4.08		5.33		(1.25)		(23)
Allowance to period-end loans	2.58		2.76		(0.18)		(7)
Allowance to nonperforming loans	72.86		58.86		14.00		24
Allowance to annualized net charge-offs	1.21	x	0.96	x	0.25	x	26

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental agencies. These loans were $1.4 billion and $1.3 billion at December 31, 2010 and 2009, respectively.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in millions) (Unaudited)

	Three Months Ended
	December 31 2010		September 30 2010		Increase/(Decrease)			June 30 2010		March 31 2010		December 31 2009
					Amount		%[1]
CREDIT DATA
Allowance for credit losses - beginning	$3,141		$3,216		($75)		(2)%	$3,276		$3,235		$3,082
Provision for loan losses	509		620		(111)		(18)	702		877		917
Provision for unfunded commitments	3		(5)		8		NM	(40)		(15)		57
Charge-offs
Commercial	(104)		(77)		27		35	(98)		(107)		(111)
Real estate:
Home equity lines	(138)		(133)		5		4	(150)		(170)		(168)
Construction	(80)		(117)		(37)		(32)	(155)		(95)		(180)
Residential mortgages	(252)		(311)		(59)		(19)	(298)		(420)		(336)
Commercial real estate	(39)		(40)		(1)		(3)	(13)		-		(3)
Consumer:
Direct	(12)		(10)		2		20	(14)		(14)		(14)
Indirect	(21)		(18)		3		17	(18)		(27)		(35)
Credit cards	(17)		(19)		(2)		(11)	(22)		(29)		(22)

Total charge-offs	(663)		(725)		(62)		(9)	(768)		(862)		(869)

Recoveries
Commercial	11		13		(2)		(15)	11		11		15
Real estate:
Home equity lines	9		8		1		13	13		10		13
Construction	4		-		4		NM	5		4		1
Residential mortgages	6		4		2		50	5		6		6
Commercial real estate	1		-		1		NM	-		(3)		-
Consumer:
Direct	2		2		-		-	2		2		2
Indirect	7		7		-		-	9		10		10
Credit cards	2		1		1		100	1		1		1

Total recoveries	42		35		7		20	46		41		48

Net charge-offs	(621)		(690)		(69)		(10)	(722)		(821)		(821)

Allowance for credit losses - ending	$3,032		$3,141		($109)		(3)%	$3,216		$3,276		$3,235

Components:
Allowance for loan and lease losses	$2,974		$3,086		($112)		(4)%	$3,156		$3,176		$3,120
Unfunded commitments reserve	58		55		3		5	60		100		115

Allowance for credit losses	$3,032		$3,141		($109)		(3)%	$3,216		$3,276		$3,235

Net charge-offs to average loans (annualized)
Commercial	1.11%		0.77%		0.34%		44%	1.06%		1.13%		1.14%
Real estate:
Home equity lines	3.39		3.24		0.15		5	3.55		4.11		3.91
Construction	7.40		10.21		(2.81)		(27)	13.05		6.30		11.38
Residential mortgages	3.09		3.89		(0.80)		(21)	3.81		5.57		4.35
Commercial real estate	1.04		1.09		(0.05)		(4)	0.33		0.08		0.06
Consumer:
Direct	0.60		0.54		0.06		12	0.87		0.92		0.96
Indirect	0.64		0.56		0.08		14	0.51		0.98		1.50
Credit cards	5.65		6.81		(1.16)		(17)	7.92		10.48		8.51
Total net charge-offs to total average loans	2.14		2.42		(0.28)		(11)	2.57		2.91		2.83

Period Ended
Nonaccrual/nonperforming loans
Commercial	$259		$325		($66)		(20)%	$368		$379		$484
Real estate:
Home equity lines	298		292		6		2	290		286		289
Construction	1,128		1,297		(169)		(13)	1,360		1,585		1,484
Residential mortgages	1,859		1,928		(69)		(4)	2,128		2,436		2,716
Commercial real estate	528		485		43		9	515		464		392
Consumer loans	38		46		(8)		(17)	38		35		37

Total nonaccrual/nonperforming loans	4,110		4,373		(263)		(6)	4,699		5,185		5,402
OREO	596		645		(49)		(8)	700		628		620
Other repossessed assets	52		51		1		2	64		70		79
Nonperforming LHFS	-		-		-		-	-		160		-

Total nonperforming assets	$4,758		$5,069		($311)		(6)%	$5,463		$6,043		$6,101

Restructured loans (accruing)	$2,613		$2,516		$97		4%	$2,269		$1,908		$1,641
Total accruing loans past due 90 days or more[2]	$1,565		$1,580		($15)		(1)%	$1,376		$1,475		$1,500

Total nonperforming loans to total loans	3.54%		3.80%		(0.26)%		(7)%	4.16%		4.55%		4.75%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	4.08		4.38		(0.30)		(7)	4.81		5.26		5.33
Allowance to period-end loans	2.58		2.69		(0.11)		(4)	2.81		2.80		2.76
Allowance to nonperforming loans	72.86		71.07		1.79		3	67.64		61.74		58.86
Allowance to annualized net charge-offs	1.21	x	1.13	x	0.08	x	7	1.09	x	0.95	x	0.96	x

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental agencies. These loans were $1.4 billion, $1.4 billion, $1.2 billion, $1.3 billion, and $1.3 billion at December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010, and December 31, 2009, respectively.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended December 31					Twelve Months Ended December 31
	Core Deposit Intangibles	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total	Core Deposit Intangibles	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$113	$640	$783	$68	$1,604	$145	$810	$-	$80	$1,035
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(188)	188	-	-
Amortization	(9)	(46)	-	(3)	(58)	(41)	(217)	-	(15)	(273)
Mortgage servicing rights (“MSRs”) originated	-	-	96	-	96	-	-	682	-	682
MSRs impairment recovery	-	10	-	-	10	-	199	-	-	199
Fair value changes due to inputs and assumptions	-	-	91	-	91	-	-	161	-	161
Other changes in fair value	-	-	(34)	-	(34)	-	-	(95)	-	(95)
Other	-	-	-	2	2	-	-	-	2	2

Balance, December 31, 2009	$104	$604	$936	$67	$1,711	$104	$604	$936	$67	$1,711

Balance, beginning of period	$75	$-	$1,072	$57	$1,204	$104	$604	$936	$67	$1,711
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(604)	604	-	-
Fair value change due to fair value election	-	-	-	-	-	-	-	145	-	145
Amortization	(8)	-	-	(3)	(11)	(37)	-	-	(13)	(50)
MSRs originated	-	-	92	-	92	-	-	289	-	289
Fair value changes due to inputs and assumptions	-	-	368	-	368	-	-	(275)	-	(275)
Other changes in fair value	-	-	(71)	-	(71)	-	-	(238)	-	(238)
Sale of MSRs	-	-	(22)	-	(22)	-	-	(22)	-	(22)
Intangible asset obtained from sale of money market funds [1]	-	-	-	11	11	-	-	-	11	11

Balance, December 31, 2010	$67	$-	$1,439	$65	$1,571	$67	$-	$1,439	$65	$1,571

	Three Months Ended
	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
COMMON SHARE ROLLFORWARD (000’s)
Beginning balance	499,955	499,929	499,858	499,157	499,147
Common shares issued/exchanged for employee benefit plans, stock option, and restricted stock activity	481	26	71	701	10

Ending balance	500,436	499,955	499,929	499,858	499,157

COMMON STOCK REPURCHASE ACTIVITY (000’s)
Number of common shares repurchased [2]	-	-	-	-	-
Average price per share of repurchased common shares	$-	$-	$-	$-	$-
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

1During 2010, the Company transferred approximately $14 billion in money market funds into funds managed by Federated Investors, Inc. in exchange for cash consideration of $7 million and a revenue-sharing agreement.

2 This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [8]
Net income/(loss)	$185	$153	$12	($161)	($248)	$189	($1,564)
Securities (gains)/losses, net of tax	(39)	(43)	(35)	(1)	(45)	(118)	(61)

Net income/(loss) excluding securities (gains)/losses, net of tax	146	110	(23)	(162)	(293)	71	(1,625)
The Coca-Cola Company stock dividend, net of tax	(12)	(12)	(12)	(12)	(11)	(47)	(44)

Net income/(loss) excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	134	98	(35)	(174)	(304)	24	(1,669)
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(2)	(7)	(14)
U.S. Treasury preferred dividends and accretion of discount	(67)	(67)	(66)	(66)	(66)	(267)	(266)
Dividends and undistributed earnings allocated to unvested shares	(2)	-	-	-	-	(2)	17
Gain on purchase of Series A preferred stock	-	-	-	-	-	-	94

Net income/(loss) available to common shareholders excluding securities (gains)/losses and The Coca-Cola Company stock dividend	$63	$29	($103)	($242)	($372)	($252)	($1,838)

Total average assets	$174,768	$171,999	$171,273	$171,429	$174,041	$172,375	$175,442
Average net unrealized securities gains	(2,664)	(2,395)	(1,969)	(1,884)	(1,986)	(2,231)	(1,612)

Average assets less net unrealized securities gains	$172,104	$169,604	$169,304	$169,545	$172,055	$170,144	$173,830

Total average common shareholders’ equity	$18,638	$18,159	$17,387	$17,419	$17,467	$17,905	$17,219
Average accumulated other comprehensive income	(2,055)	(1,721)	(998)	(889)	(698)	(1,420)	(692)

Total average realized common shareholders’ equity	$16,583	$16,438	$16,389	$16,530	$16,769	$16,485	$16,527

Return on average total assets	0.42%	0.35%	0.03%	(0.38)%	(0.57)%	0.11%	(0.89)%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.11)	(0.12)	(0.11)	(0.04)	(0.13)	(0.10)	(0.07)

Return on average total assets less net unrealized securities (gains)/losses [1]	0.31%	0.23%	(0.08)%	(0.42)%	(0.70)%	0.01%	(0.96)%

Return on average common shareholders’ equity	2.44%	1.83%	(1.29)%	(5.34)%	(7.19)%	(0.49)%	(10.07)%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.91)	(1.13)	(1.24)	(0.59)	(1.62)	(1.04)	(1.05)

Return on average realized common shareholders’ equity [2]	1.53%	0.70%	(2.53)%	(5.93)%	(8.81)%	(1.53)%	(11.12)%

Efficiency ratio [3]	66.57%	64.80%	69.57%	71.60%	74.58%	67.94%	79.07%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(0.50)	(0.56)	(0.61)	(0.69)	(0.62)	(0.58)	(9.72)

Tangible efficiency ratio [4]	66.07%	64.24%	68.96%	70.91%	73.96%	67.36%	69.35%

Total shareholders’ equity	$23,130	$23,438	$23,024	$22,620	$22,531
Goodwill, net of deferred taxes	(6,189)	(6,192)	(6,197)	(6,202)	(6,204)
Other intangible assets including MSRs, net of deferred taxes	(1,545)	(1,174)	(1,409)	(1,761)	(1,671)
MSRs	1,439	1,072	1,298	1,641	1,540

Tangible equity	16,835	17,144	16,716	16,298	16,196
Preferred stock	(4,942)	(4,936)	(4,929)	(4,923)	(4,917)

Tangible common equity	$11,893	$12,208	$11,787	$11,375	$11,279

Total assets	$172,874	$174,703	$170,668	$171,796	$174,165
Goodwill	(6,323)	(6,323)	(6,323)	(6,323)	(6,319)
Other intangible assets including MSRs	(1,571)	(1,204)	(1,443)	(1,800)	(1,711)
MSRs	1,439	1,072	1,298	1,641	1,540

Tangible assets	$166,419	$168,248	$164,200	$165,314	$167,675

Tangible equity to tangible assets [5]	10.12%	10.19%	10.18%	9.86%	9.66%
Tangible book value per common share [6]	$23.76	$24.42	$23.58	$22.76	$22.59
Net interest income	$1,266	$1,238	$1,178	$1,172	$1,177	$4,854	$4,466
Taxable-equivalent adjustment	28	28	30	30	30	116	123

Net interest income - FTE	1,294	1,266	1,208	1,202	1,207	4,970	4,589
Noninterest income	1,032	1,047	952	698	742	3,729	3,710

Total revenue - FTE	2,326	2,313	2,160	1,900	1,949	8,699	8,299
Securities gains, net	(64)	(69)	(57)	(1)	(73)	(191)	(98)

Total revenue - FTE excluding net securities (gains)/losses [7]	$2,262	$2,244	$2,103	$1,899	$1,876	$8,508	$8,201

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily client relationship and client transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income/(loss), excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax, by average assets less net unrealized securities (gains)/losses.

[2]

SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income/(loss) available to common shareholders, excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of goodwill/intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

[7]

SunTrust presents total revenue - FTE excluding net securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

[8]

Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended					Year Ended
	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [2]
Total noninterest expense	$1,548	$1,499	$1,503	$1,361	$1,453	$5,911	$6,562
Goodwill/intangible impairment charges other than MSRs	-	-	-	-	-	-	751

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,548	$1,499	$1,503	$1,361	$1,453	$5,911	$5,811

Net income/(loss)	$185	$153	$12	($161)	($248)	$189	($1,564)
Goodwill/intangible impairment charges other than MSRs, after tax	-	-	-	-	-	-	724

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$185	$153	$12	($161)	($248)	$189	($840)

Net income/(loss) available to common shareholders	$114	$84	($56)	($229)	($316)	($87)	($1,733)
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	-	-	-	715

Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$114	$84	($56)	($229)	($316)	($87)	($1,018)

Net income/(loss) per average common share, diluted	$0.23	$0.17	($0.11)	($0.46)	($0.64)	($0.18)	($3.98)
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	-	-	-	1.64

Net income/(loss) per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	$0.23	$0.17	($0.11)	($0.46)	($0.64)	($0.18)	($2.34)

SUPPLEMENTAL INCOME STATEMENT RECONCILIATION
Net income/(loss)	$185	$153	$12	($161)	($248)	$189	($1,564)
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(2)	(7)	(14)
U.S. Treasury preferred dividends and accretion of discount	(67)	(67)	(66)	(66)	(66)	(267)	(266)
Dividends and undistributed earnings allocated to unvested shares	(2)	-	-	-	-	(2)	17
Gain on purchase of Series A preferred stock	-	-	-	-	-	-	94

Net income/(loss) available to common shareholders	$114	$84	($56)	($229)	($316)	($87)	($1,733)

1SunTrust presents noninterest expense, net income/(loss), net income/(loss) available to common shareholders, and net income/(loss) per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes these measures are useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measures also allow better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses the measures internally to analyze performance.

2 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries

RETAIL BANKING LINE OF BUSINESS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change[3]	December 31 2010	December 31 2009	% Change[3]

Statements of Income

Net interest income[1]	$640	$617	4%	$2,540	$2,351	8%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	640	617	4	2,540	2,351	8
Provision for credit losses[2]	227	294	(23)	992	1,236	(20)

Net interest income after provision for credit losses - FTE	413	323	28	1,548	1,115	39

Noninterest income before securities gains	271	295	(8)	1,127	1,152	(2)
Securities gains, net	-	-	-	-	-	-

Total noninterest income	271	295	(8)	1,127	1,152	(2)

Noninterest expense before amortization/impairment of goodwill/intangible assets	608	595	2	2,394	2,316	3
Amortization/impairment of goodwill/intangible assets	9	9	-	39	215	(82)

Total noninterest expense	617	604	2	2,433	2,531	(4)

Income/(loss) before provision/(benefit) for income taxes	67	14	NM	242	(264)	NM
Provision/(benefit) for income taxes	24	5	NM	86	(99)	NM
FTE adjustment	-	-	-	-	-	-

Net income/(loss) including income attributable to noncontrolling interest	43	9	NM	156	(165)	NM
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income/(loss)	$43	$9	NM %	$156	($165)	NM %

Total revenue - FTE	$911	$912	-%	$3,667	$3,503	5%

Selected Average Balances

Total loans	$34,544	$32,533	6%	$33,220	$33,152	-%
Goodwill	4,854	4,855	-	4,854	4,896	(1)
Other intangible assets excluding MSRs	78	117	(33)	92	132	(30)
Total assets	39,908	38,531	4	38,911	39,245	(1)
Consumer and commercial deposits	75,026	73,166	3	74,756	72,757	3

Performance Ratios

Efficiency ratio	67.73%	66.23%		66.35%	72.25%
Impact of excluding amortization/impairment of goodwill/intangible assets	(4.76)	(4.95)		(4.86)	(10.36)

Tangible efficiency ratio	62.97%	61.28%		61.49%	61.89%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

DIVERSIFIED COMMERCIAL BANKING LINE OF BUSINESS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change[3]	December 31 2010	December 31 2009	% Change[3]

Statements of Income

Net interest income[1]	$143	$126	13%	$542	$465	17%
FTE adjustment	25	27	(7)	105	107	(2)

Net interest income - FTE	168	153	10	647	572	13
Provision for credit losses[2]	39	28	39	127	112	13

Net interest income after provision for credit losses - FTE	129	125	3	520	460	13

Noninterest income before securities gains	60	61	(2)	226	242	(7)
Securities gains, net	-	-	-	-	-	-

Total noninterest income	60	61	(2)	226	242	(7)

Noninterest expense before amortization of intangible assets	110	120	(8)	439	468	(6)
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	110	120	(8)	439	468	(6)

Income before provision/(benefit) for income taxes	79	66	20	307	234	31
Provision/(benefit) for income taxes	2	(2)	NM	5	(22)	NM
FTE adjustment	25	27	(7)	105	107	(2)

Net income including income attributable to noncontrolling interest	52	41	27	197	149	32
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$52	$41	27%	$197	$149	32%

Total revenue - FTE	$228	$214	7%	$873	$814	7%

Selected Average Balances

Total loans	$22,159	$23,138	(4)%	$22,371	$24,399	(8)%
Goodwill	928	928	-	928	928	-
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	24,374	25,544	(5)	24,662	26,769	(8)
Consumer and commercial deposits	18,772	20,592	(9)	18,501	17,644	5

Performance Ratios

Efficiency ratio	48.25%	56.07%		50.29%	57.49%
Impact of excluding amortization of intangible assets	(2.11)	(2.87)		(2.23)	(2.98)

Tangible efficiency ratio	46.14%	53.20%		48.06%	54.51%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

COMMERCIAL REAL ESTATE LINE OF BUSINESS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change	December 31 2010	December 31 2009	% Change

Statements of Income

Net interest income[1]	$38	$46	(17)%	$162	$179	(9)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	38	46	(17)	162	179	(9)
Provision for credit losses[2]	98	172	(43)	442	435	2

Net interest income after provision for credit losses - FTE	(60)	(126)	(52)	(280)	(256)	9

Noninterest income before securities gains	27	23	17	88	94	(6)
Securities gains, net	-	-	-	-	-	-

Total noninterest income	27	23	17	88	94	(6)

Noninterest expense before amortization/impairment of goodwill/intangible assets	137	116	18	471	422	12
Amortization/impairment of goodwill/intangible assets	-	-	-	-	299	(100)

Total noninterest expense	137	116	18	471	721	(35)

Loss before benefit for income taxes	(170)	(219)	(22)	(663)	(883)	(25)
Benefit for income taxes	(87)	(106)	(18)	(333)	(299)	11
FTE adjustment	-	-	-	-	-	-

Net loss including income attributable to noncontrolling interest	(83)	(113)	(27)	(330)	(584)	(43)
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net loss	($83)	($113)	(27)%	($330)	($584)	(43)%

Total revenue - FTE	$65	$69	(6)%	$250	$273	(8)%

Selected Average Balances

Total loans	$8,607	$11,492	(25)%	$9,757	$12,507	(22)%
Goodwill	-	-	-	-	74	(100)
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	9,586	12,572	(24)	10,796	13,630	(21)
Consumer and commercial deposits	1,422	2,116	(33)	1,561	1,888	(17)

Performance Ratios

Efficiency ratio	210.77%	168.12%		188.40%	264.10%
Impact of excluding amortization/impairment of goodwill/intangible assets	-	-		-	(111.31)

Tangible efficiency ratio	210.77%	168.12%		188.40%	152.79%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change[3]	December 31 2010	December 31 2009	% Change[3]

Statements of Income

Net interest income[1]	$108	$80	35%	$379	$302	25%
FTE adjustment	-	-	-	1	2	(50)

Net interest income - FTE	108	80	35	380	304	25
Provision for credit losses[2]	13	13	-	50	248	(80)

Net interest income after provision for credit losses - FTE	95	67	42	330	56	NM

Noninterest income before securities gains	223	114	96	670	611	10
Securities gains, net	-	-	-	-	-	-

Total noninterest income	223	114	96	670	611	10

Noninterest expense before amortization of intangible assets	141	119	18	490	481	2
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	141	119	18	490	481	2

Income before provision for income taxes	177	62	NM	510	186	NM
Provision for income taxes	64	23	NM	187	68	NM
FTE adjustment	-	-	-	1	2	(50)

Net income including income attributable to noncontrolling interest	113	39	NM	322	116	NM
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$113	$39	NM %	$322	$116	NM %

Total revenue - FTE	$331	$194	71%	$1,050	$915	15%

Selected Average Balances

Total loans	$11,914	$10,506	13%	$11,225	$12,842	(13)%
Goodwill	180	180	-	180	180	-
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	21,906	18,409	19	20,387	21,414	(5)
Consumer and commercial deposits	7,128	5,722	25	6,617	5,855	13

Performance Ratios

Efficiency ratio	42.60%	61.34%		46.67%	52.57%
Impact of excluding amortization of intangible assets	(0.14)	(0.34)		(0.34)	(0.47)

Tangible efficiency ratio	42.46%	61.00%		46.33%	52.10%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change[3]	December 31 2010	December 31 2009	% Change

Statements of Income

Net interest income[1]	$107	$109	(2)%	$427	$499	(14)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	107	109	(2)	427	499	(14)
Provision for credit losses[2]	226	296	(24)	1,183	1,125	5

Net interest income after provision for credit losses - FTE	(119)	(187)	(36)	(756)	(626)	21

Noninterest income before securities losses	124	(7)	NM	523	717	(27)
Securities losses, net	-	(2)	(100)	(2)	(31)	(94)

Total noninterest income	124	(9)	NM	521	686	(24)

Noninterest expense before amortization/impairment of goodwill/intangible assets	281	262	7	1,089	1,139	(4)
Amortization/impairment of goodwill/intangible assets	-	-	-	-	279	(100)

Total noninterest expense	281	262	7	1,089	1,418	(23)

Loss before benefit for income taxes	(276)	(458)	(40)	(1,324)	(1,358)	(3)
Benefit for income taxes	(106)	(177)	(40)	(504)	(366)	38
FTE adjustment	-	-	-	-	-	-

Net loss including income attributable to noncontrolling interest	(170)	(281)	(40)	(820)	(992)	(17)
Less: net income attributable to noncontrolling interest	-	-	-	1	3	(67)

Net loss	($170)	($281)	(40)%	($821)	($995)	(17)%

Total revenue - FTE	$231	$100	NM %	$948	$1,185	(20)%

Selected Average Balances

Total loans	$29,572	$28,959	2%	$29,043	$29,599	(2)%
Goodwill	-	-	-	-	70	(100)
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	35,284	35,395	-	34,793	37,296	(7)
Consumer and commercial deposits	3,889	2,749	41	3,135	3,134	-

Performance Ratios

Efficiency ratio	121.65%	262.00%		114.87%	119.66%
Impact of excluding amortization/impairment of goodwill/intangible assets	-	-		-	(23.91)

Tangible efficiency ratio	121.65%	262.00%		114.87%	95.75%

Other Information

Production Data
Channel mix
Retail	$4,797	$4,434	8%	$15,818	$24,735	(36)%
Wholesale	1,782	2,138	(17)	6,583	12,679	(48)
Correspondent	2,074	1,849	12	6,855	12,721	(46)

Total production	$8,653	$8,421	3%	$29,256	$50,135	(42)%

Channel mix - percent
Retail	55%	53%		54%	49%
Wholesale	21	25		23	25
Correspondent	24	22		23	26

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$6,707	$4,851	38%	$18,637	$35,217	(47)%
Purchase	1,946	3,570	(45)	10,619	14,918	(29)

Total production	$8,653	$8,421	3%	$29,256	$50,135	(42)%

Purchase and refinance mix - percent
Refinance	78%	58%		64%	70%
Purchase	22	42		36	30

Total production	100%	100%		100%	100%

Applications	$10,846	$11,918	(9)%	$50,069	$74,422	(33)%

Mortgage Servicing Data (End of Period)
Total loans serviced	$167,236	$178,923	(7)%
Total loans serviced for others	134,053	146,699	(9)
Net carrying value of MSRs	1,439	1,540	(7)
Ratio of net carrying value of MSRs to total loans serviced for others	1.073%	1.049%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change	December 31 2010	December 31 2009	% Change

Statements of Income

Net interest income[1]	$118	$109	8%	$447	$399	12%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	118	109	8	447	399	12
Provision for credit losses[2]	17	18	(6)	61	79	(23)

Net interest income after provision for credit losses - FTE	101	91	11	386	320	21

Noninterest income before securities losses	243	207	17	822	754	9
Securities losses, net	-	(1)	(100)	-	(1)	(100)

Total noninterest income	243	206	18	822	753	9

Noninterest expense before amortization of intangible assets	240	222	8	904	849	6
Amortization of intangible assets	3	3	-	12	12	-

Total noninterest expense	243	225	8	916	861	6

Income before provision for income taxes	101	72	40	292	212	38
Provision for income taxes	35	28	25	105	80	31
FTE adjustment	-	-	-	-	-	-

Net income including income attributable to noncontrolling interest	66	44	50	187	132	42
Less: net income attributable to noncontrolling interest	6	-	-	7	-	-

Net income	$60	$44	36%	$180	$132	36%

Total revenue - FTE	$361	$315	15%	$1,269	$1,152	10%

Selected Average Balances

Total loans	$7,934	$8,190	(3)%	$8,106	$8,351	(3)%
Goodwill	361	353	2	361	348	4
Other intangible assets excluding MSRs	51	55	(7)	51	59	(14)
Total assets	9,040	9,017	-	9,177	9,136	-
Consumer and commercial deposits	12,688	11,899	7	11,832	11,184	6

Performance Ratios

Efficiency ratio	67.31%	71.43%		72.18%	74.74%
Impact of excluding amortization of intangible assets	(1.58)	(2.12)		(1.96)	(2.26)

Tangible efficiency ratio	65.73%	69.31%		70.22%	72.48%

Other Information (End of Period)

Assets under adminstration[3]
Managed (discretionary) assets	$105,079	$119,463	(12)%
Non-managed assets	45,909	46,056	-

Total assets under administration	150,988	165,519	(9)

Brokerage assets	34,643	31,827	9
Corporate trust assets	9,833	8,093	22

Total assets under advisement	$195,464	$205,439	(5)

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 December 31, 2009 assets under management and assets under administration includes $18 billion in money market fund assets that were previously managed by RidgeWorth. SunTrust completed the sale of their money market fund business to Federated Investors, Inc. in the fourth quarter of 2010.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change[2]	December 31 2010	December 31 2009	% Change[2]

Statements of Income

Net interest income	$112	$90	24%	$357	$271	32%
FTE adjustment	3	3	-	10	14	(29)

Net interest income - FTE	115	93	24	367	285	29
Provision for credit losses[1]	(108)	153	NM	(204)	829	NM

Net interest income after provision for credit losses - FTE	223	(60)	NM	571	(544)	NM

Noninterest income before securities gains	20	(24)	NM	82	42	95
Securities gains, net	64	76	(16)	193	130	48

Total noninterest income	84	52	62	275	172	60

Noninterest expense before amortization of intangible assets	19	7	NM	73	80	(9)
Amortization of intangible assets	-	-	-	-	2	(100)

Total noninterest expense	19	7	NM	73	82	(11)

Income/(loss) before provision/(benefit) for income taxes	288	(15)	NM	773	(454)	NM
Provision/(benefit) for income taxes	113	(34)	NM	269	(260)	NM
FTE adjustment	3	3	-	10	14	(29)

Net income/(loss) including income attributable to noncontrolling interest	172	16	NM	494	(208)	NM
Less: net income attributable to noncontrolling interest	2	3	(33)	9	9	-

Net income/(loss)	$170	$13	NM %	$485	($217)	NM %

Total revenue - FTE	$199	$145	37%	$642	$457	40%

Selected Average Balances

Total loans	$200	$218	(8)%	$203	$191	6%
Securities available for sale	26,416	24,935	6	25,946	21,268	22
Goodwill	-	(1)	100	(1)	-	(100)
Other intangible assets excluding MSRs	2	4	(50)	4	5	(20)
Total assets	34,670	34,573	-	33,649	27,952	20
Consumer and commercial deposits	763	764	-	727	702	4

Other Information

Duration of investment portfolio	3.3%	3.0%

Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.5%	0.5%
Instantaneous 100 bp decrease in rates over next 12 months	(1.0)%	(0.3)%

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.2%	-%
Instantaneous 100 bp decrease in rates over next 12 months	(0.9)%	0.1%

[1]	Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in millions)    (Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31 2010	December 31 2009	% Change[1]	December 31 2010	December 31 2009	% Change[1]

Statements of Income

Net interest income	$1,266	$1,177	8%	$4,854	$4,466	9%
FTE adjustment	28	30	(7)	116	123	(6)

Net interest income - FTE	1,294	1,207	7	4,970	4,589	8
Provision for credit losses	512	974	(47)	2,651	4,064	(35)

Net interest income after provision for credit losses - FTE	782	233	NM	2,319	525	NM

Noninterest income before securities gains	968	669	45	3,538	3,612	(2)
Securities gains, net	64	73	(12)	191	98	95

Total noninterest income	1,032	742	39	3,729	3,710	1

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,536	1,441	7	5,860	5,755	2
Amortization/impairment of goodwill/intangible assets	12	12	-	51	807	(94)

Total noninterest expense	1,548	1,453	7	5,911	6,562	(10)

Income/(loss) before provision/(benefit) for income taxes	266	(478)	NM	137	(2,327)	NM
Provision/(benefit) for income taxes	45	(263)	NM	(185)	(898)	(79)
FTE adjustment	28	30	(7)	116	123	(6)

Net income/(loss) including income attributable to noncontrolling interest	193	(245)	NM	206	(1,552)	NM
Less: net income attributable to noncontrolling interest	8	3	NM	17	12	42

Net income/(loss)	$185	($248)	NM %	$189	($1,564)	NM %

Total revenue - FTE	$2,326	$1,949	19%	$8,699	$8,299	5%

Selected Average Balances

Total loans	$114,930	$115,036	-%	$113,925	$121,041	(6)%
Goodwill	6,323	6,315	-	6,322	6,496	(3)
Other intangible assets excluding MSRs	131	176	(26)	147	196	(25)
Total assets	174,768	174,041	-	172,375	175,442	(2)
Consumer and commercial deposits	119,688	117,008	2	117,129	113,164	4

Performance Ratios

Efficiency ratio	66.57%	74.58%		67.94%	79.07%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.50)	(0.62)		(0.58)	(9.72)

Tangible efficiency ratio	66.07%	73.96%		67.36%	69.35%

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.